UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ___)

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GEOVAX LABS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

GEOVAX LABS, INC.

1900 Lake Park Drive

Suite 380

Smyrna, Georgia 30080

Notice of Annual Meeting of Stockholders and Proxy Statement

To Our Stockholders:

The Annual Meeting of Stockholders of GeoVax Labs, Inc. (“GeoVax” or the “Company”) will be held on June 5, 2017, at 9:00 a.m. local time, at the offices of Womble Carlyle Sandridge & Rice, LLP, 271 17th Street, NW, Suite 2400, Atlanta, Georgia 30363, for the following purposes:

1.	To elect six directors to serve until the 2018 Annual Meeting of Stockholders;

2.	To ratify the appointment of Porter Keadle Moore LLC as the independent registered public accounting firm of GeoVax Labs, Inc. for the fiscal year ending December 31, 2017;

3.	To hold an advisory vote on the compensation of our Named Executive Officers (as defined in the proxy statement); and

4.	To transact such other business as properly may come before the Annual Meeting or any adjournments thereof.

The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

Stockholders of record at the close of business on April 12, 2017 are entitled to notice of the Annual Meeting and at any continuation or adjournment thereof.

The Company is using the U.S. Securities and Exchange Commission rule that allows us to furnish proxy materials over the Internet. On or about April 26, 2017, the Company started mailing to its stockholders a Notice of Internet Availability of Proxy Materials (a “Notice”). The Notice contains instructions on how to access this Proxy Statement and our Annual Report and vote online or by telephone. The Notice also contains instructions on how stockholders can receive a paper copy of the Company’s proxy materials, including this Proxy Statement, the Company’s Annual Report and a form of proxy card or voting instruction card. Stockholders who receive a paper copy of the Company’s proxy materials, including a Proxy Statement, the Company’s Annual Report and a form of proxy card or instruction card may vote online, by telephone or by mail.

If your shares are held in "street name" through a broker, bank or other nominee, your broker, bank or nominee cannot vote your shares for the election of directors or the amendment to our Certificate of Incorporation unless you provide voting instructions. Therefore, if your shares are held by a broker, bank or other nominee, we highly encourage you to instruct them regarding how to vote your shares.

Please vote as promptly as possible, whether or not you plan to attend the Annual Meeting. Your promptness in voting will assist us in ensuring that a quorum is present or represented. Even though you vote, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached Proxy Statement.

By Order of the Board of Directors

Mark W. Reynolds

Corporate Secretary

April 26, 2017

Smyrna, Georgia

ii

GEOVAX LABS, INC.

1900 Lake Park Drive

Suite 380

Smyrna, Georgia 30080

PROXY STATEMENT

For The

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 5, 2017

About this Proxy Statement

This Proxy Statement is furnished by GeoVax Labs, Inc., a Delaware corporation, in connection with the solicitation of your proxy by the Company’s Board of Directors for use at our Annual Meeting of Stockholders to be held at the offices of Womble Carlyle Sandridge & Rice, LLP 271 17th Street, NW, Suite 2400, Atlanta, Georgia 30363, on June 5, 2017, at 9:00 a.m. local time and at any continuation or adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on June 5, 2017.

The Notice of Annual Meeting of Stockholders, Proxy Statement, Form of Proxy and 2016 Annual Report are available at www.proxyvote.com.

This year, the Company is again using the U.S. Securities and Exchange Commission (“SEC”) rule that allows us to furnish our proxy materials over the Internet. On or about April 26, 2017, the Company started mailing to its stockholders a Notice of Internet Availability of Proxy Materials (a “Notice”). The Notice contains instructions on how to access this Proxy Statement and our Annual Report on Form 10-K (“Annual Report”) and vote online or by telephone. The Notice also contains instructions on how stockholders can receive a paper copy of the Company’s proxy materials, including this Proxy Statement, the Company’s Annual Report on Form 10-K and a form of proxy card or voting instruction card. Stockholders who receive a paper copy of the Company’s proxy materials, including a Proxy Statement, the Company’s Annual Report and a form of proxy card or instruction card may vote online, by telephone or by mail. By furnishing proxy materials over the Internet, the Company lowers the costs and reduces the environmental impact of the Annual Meeting.

The Proposals

At the Annual Meeting, the stockholders will be asked to consider and vote upon the following proposals, which we refer to as the “Proposals”:

1.	To elect six directors to serve until the 2018 Annual Meeting of Stockholders;
2.	To ratify the appointment of Porter Keadle Moore LLC as the independent registered public accounting firm of GeoVax Labs, Inc. for the fiscal year ending December 31, 2017;
3.	To hold an advisory vote on the compensation of our Named Executive Officers;
4.	To transact such other business as properly may come before the Annual Meeting or any adjournments thereof.

The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

Voting

Stockholders of record may vote:

●

By Internet – Over the Internet, by going to www.proxyvote.com. Have your proxy card or Notice Regarding Availability of Proxy Materials in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form.

●

By Telephone – Over the telephone, by dialing 1-800-690-6903 from any touch-tone telephone. Have your proxy card or Notice Regarding Availability of Proxy Materials in hand when you call and follow the instructions.

●

By Mail – By mail using the enclosed proxy card. Please complete, sign and date your proxy card and return it promptly in the envelope provided or mail it to Vote Processing, c/o Broadridge, 91 Mercedes Way, Edgewood, New York 11717. When the proxy card is properly executed, dated, and timely returned, the shares it represents will be voted in accordance with its instructions.

●	By Attending the Meeting in Person – By attending the meeting in person and voting.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, on June 4, 2017.

A large number of banks, brokerage firms and other nominees participate in online programs which provide the opportunity to vote over the Internet or by telephone to eligible beneficial owners who hold their shares in “street name” rather than as a stockholder of record. “Street name” stockholders who elect to access the proxy materials electronically over the Internet through an arrangement with their brokerage firm, bank or other nominee should receive instructions from their brokerage firm, bank or other nominee on how to access the stockholder information and voting instructions. If you hold your shares in “street name” and the voting instruction form that you receive from your brokerage firm, bank or other nominee does not reference Internet or telephone information, or if you prefer to vote by mail, please complete and return the paper voting instruction form. In order to vote shares held in “street name” in person at the Annual Meeting, a proxy issued in the owner’s name must be obtained from the stockholder of record (typically your brokerage firm, bank or other nominee) and presented at the Annual Meeting.

Stockholders of record and “street name” stockholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers, for which the stockholder is responsible.

“Broker non-votes” are proxies received from banks, brokerage firms or other nominees holding shares on behalf of their “street name” clients who have not been given specific voting instructions from such clients with respect to matters such as the Proposals. The banks, brokerage firms or other nominees do not have the authority to vote your shares in their discretion on the election of directors or the advisory vote on executive compensation, and may not vote them on those Proposals unless given specific voting instructions from you. If you hold your shares in street name and do not provide voting instructions to your brokerage firm, bank or other nominee with respect to the election of directors or the advisory vote on executive compensation, your shares will not be voted on those Proposals.

Revocability of Proxy

If you give us a proxy you will have the power to revoke it at any time before it is exercised. The proxy may be revoked before it is exercised by sending a written revocation or a duly executed proxy bearing a later date to us at our principal executive offices located at 1900 Lake Park Drive, Suite 380, Smyrna, Georgia 30080; Attention: Corporate Secretary. The proxy may also be revoked by attending the meeting and revoking your proxy in writing or voting in person.

When the proxy is properly executed, dated and returned, the shares it represents will be voted in accordance with any directions noted on it. If no instructions are indicated, the proxy will be voted FOR the approval of the Proposals. We currently know of no other matters to be considered at the Annual Meeting of Stockholders. If, however, any other matters come before the Annual Meeting of Stockholders, or any adjournment or adjournments thereof, the persons named in the proxy will vote the proxy in accordance with their best judgment on any such matter.

Record Date, Voting Rights and Outstanding Shares

The Board of Directors fixed April 12, 2017 as the record date (the “Record Date”) for determining holders of our common stock, $0.001 par value per share, who are entitled to vote at the meeting. As of the Record Date, we had 58,718,567 shares of common stock outstanding and entitled to vote. Each share of common stock entitles the stockholder of record to one vote on each matter to be voted upon at the meeting. A majority of the shares of common stock issued and outstanding and entitled to vote at the meeting will constitute a quorum at the meeting. If a quorum is not present or represented at the Annual Meeting, the Chairman of the meeting or the stockholders holding a majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting without notice, other than an announcement at the meeting, until a quorum is present or represented. Directors, officers and employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or telegram. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled. Cumulative voting is not permitted. Stockholders do not have dissenters’ rights of appraisal with respect to any of the Proposals.

Unless otherwise indicated on the proxy, your shares will be voted “FOR” the election of the director-nominees named on the proxy, “FOR” the proposal to ratify the selection of our independent registered accountants, and “FOR” the approval of the compensation of our Named Executive Officers. Proxies cannot be voted for a greater number of persons than the number of director-nominees named.

Solicitation

The cost of preparing, assembling and mailing this Proxy Statement and the form of proxy will be borne by the Company. Directors, officers and employees of the Company may also solicit proxies personally or by mail, telephone, email, or facsimile. No compensation will be paid for such solicitations. In addition, the Company will bear the reasonable expenses of brokerage houses and other custodians, nominees and fiduciaries who, at the request of the Company, may send proxies and proxy solicitation material to their clients and principals.

Quorum and Approval of Proposals

For there to be a quorum at the meeting, a majority of the shares of common stock entitled to vote at the meeting must be present in person or represented by proxy. Each share of common stock is entitled to one vote. Shares held by stockholders of record or their nominees who do not vote by proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Properly completed and executed proxies that reflect abstentions or “broker non-votes” will be counted for purposes of determining whether a quorum is present. We encourage you to provide voting instructions to your bank, broker or other nominee to ensure that your shares will be voted at the meeting in the manner that you desire.

The election of directors will be determined by a plurality of the votes cast at the Annual Meeting if a quorum is present. Stockholders do not have cumulative voting rights in connection with the election of directors. This means that the six nominees receiving the highest number of “FOR” votes will be elected as directors. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal to elect directors. The selection of our independent registered accountants will be ratified by stockholders if the votes cast in favor of the proposal exceed the votes cast against it. Abstentions and broker non-votes are not considered as votes cast, and therefore will have no effect on the outcome of the vote on the ratification of our independent registered public accounting firm. The compensation of our Named Executive Officers will be approved, on an advisory basis, if the votes cast in favor of the proposal exceed the votes cast against it. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the outcome of the vote on this proposal. Because the stockholder vote is advisory, it will not be binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers.

Proposal 1
Election of Directors

Our bylaws provide that the members of the Board of Directors are to be elected at each annual meeting of stockholders and are to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

Director Nominees

In accordance with the recommendation of the Nominating and Governance Committee of the Board of Directors, the Board of Directors has nominated David A. Dodd, Robert T. McNally, Ph.D., Harriet L. Robinson, Ph.D., Randal D. Chase, Ph.D., Dean G. Kollintzas, and John N. Spencer, Jr. for reelection as directors of GeoVax to serve until the 2018 Annual Meeting of Stockholders, until each of their successors are elected and qualified, or until their earlier death, resignation or removal. Information concerning the nominees and our executive officers is set forth below under “Director Nominees and Executive Officers”.

We believe that the nominees will be available and able to serve as directors. In the event that any nominee is unable to serve (which is not anticipated), the holder of your proxy will cast votes for such other persons as they may select.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES SET FORTH IN THIS PROXY STATEMENT. THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES SET FORTH ABOVE.

Director Nominees and Executive Officers

The following table sets forth certain information with respect to our director nominees and executive officers:

Name	Age	Current Position
David A. Dodd (1)(2)	67	Chairman of the Board of Directors
Robert T. McNally, Ph.D.	69	President and Chief Executive Officer, Director
Mark W. Reynolds, CPA	55	Chief Financial Officer and Corporate Secretary
Harriet L. Robinson, Ph.D.	79	Chief Scientific Officer Emeritus, Director
Farshad Guirakhoo, Ph.D.	63	Chief Scientific Officer
Randal D. Chase, Ph.D. (1)(3)	67	Independent Director
Dean G. Kollintzas (2)(3)	43	Independent Director
John N. Spencer, Jr. (1)(2)(3)	76	Independent Director

______________________

(1)	Member of the Compensation Committee of the Board of Directors.
(2)	Member of the Nominating and Governance Committee of the Board of Directors.
(3)	Member of the Audit Committee of the Board of Directors.

David A. Dodd. Mr. Dodd joined the Board of Directors in March 2010 and became Chairman of our Board of Directors on January 1, 2011. Since April 2013, he has served as President and Chief Executive Officer, and as a member of the Board of Directors, of Aeterna Zentaris Inc., a drug development company. Since May 2014, Mr. Dodd has also served as Chairman of the Board of Aeterna Zentaris. He is also the Chief Executive Officer of RiversEdge BioVentures, an investment and advisory firm focused on the life sciences and pharmaceuticals industries, which he founded in 2009. He has more than 35 years of executive experience in the healthcare industry. From December 2007 to June 2009, Mr. Dodd was President, Chief Executive officer and Chairman of BioReliance Corporation, an organization that provided biological safety testing, viral clearance testing, genetic and mammalian technology testing and laboratory animal diagnostic services testing. From October 2006 to April 2009, he served as non-executive chairman of Stem Cell Sciences Plc. Before that, Mr. Dodd served as President, Chief Executive Officer and Director of Serologicals Corporation before it was sold to Millipore Corporation in July 2006 for $1.5 billion. For five years prior to his employment by Serologicals Corporation, Mr. Dodd served as President and Chief Executive Officer of Solvay Pharmaceuticals, Inc. and Chairman of its subsidiary Unimed Pharmaceuticals, Inc. The Board of Directors has concluded that Mr. Dodd should serve on the Board of Directors due to his experience in the pharmaceutical industry, as well as his background in general management, business transformation, corporate partnering, and mergers and acquisitions.

Robert T. McNally, Ph.D. Dr. McNally joined the Board of Directors in December 2006 and was appointed as our President and Chief Executive Officer effective April 1, 2008. From 2000 to March 2008, Dr. McNally served as Chief Executive Officer of Cell Dynamics LLC, a cGMP laboratory services company. Previously, Dr. McNally was a co-founder and Senior Vice President of Clinical Research for CryoLife, Inc., a pioneering company in transplantable human tissues. He has over 34 years of experience in academic and corporate clinical investigations, management, research, business, quality and regulatory affairs Dr. McNally is a Fellow of the American Institute for Medical and Biological Engineering, serves on the advisory boards of the Petit Institute for Bioengineering and Dupree College of Management at the Georgia Institute of Technology, and is a former Chairman of Georgia Bio, a trade association. Dr. McNally graduated with a Ph.D. in biomedical engineering from the University of Pennsylvania. The Board of Directors has concluded that Dr. McNally should serve on its Board of Directors by virtue of his prior business and scientific experience, including his experience as Chief Executive Officer of Cell Dynamics, LLC and as Senior Vice President of Clinical Research for CryoLife, Inc., and due to his intimate involvement with the Company’s ongoing operations as its President and Chief Executive Officer.

Mark W. Reynolds, CPA. Mr. Reynolds joined the Company in October 2006 as Chief Financial Officer and Corporate Secretary. From 2004 to 2008, Mr. Reynolds served as Chief Financial Officer for HealthWatchSystems, Inc. a privately-held company in the consumer healthcare industry. From 2004 to 2006, he served as Chief Financial Officer for Duska Therapeutics, Inc., a publicly-held biotechnology company. From 1988 to 2002, Mr. Reynolds worked for CytRx Corporation, a publicly-held biopharmaceutical company, where he first served as Controller and then as Chief Financial Officer. Mr. Reynolds began his career as an auditor with Arthur Andersen & Co. from 1985 to 1988. He is a certified public accountant and earned a Master’s of Accountancy degree from the University of Georgia.

Harriet L. Robinson, Ph.D. Dr. Robinson is a co-founder of the Company, first serving as Senior Vice President, Research and Development in November 2007 before becoming Chief Scientific Officer in February 2008, a position she held until the appointment of Farshad Guirakhoo, PhD as Chief Scientific Officer in January 2017. Dr. Robinson is now Chief Scientific Officer Emeritus and continues to serve as director of GeoVax’s HIV vaccine program. Dr. Robinson was elected to the Board of Directors in June 2008. From 1999 to February 2008, Dr. Robinson served as the Asa Griggs Candler Professor of Microbiology and Immunology at Emory University in Atlanta, Georgia, and from 1998 to February 2008 as Chief, Division of Microbiology and Immunology, Yerkes National Primate Center and Professor at the Emory University School of Medicine. She was Professor, Department of Microbiology & Immunology, at the University of Massachusetts Medical Center from 1988 to 1997 and Staff, then Senior, then Principal Scientist at the University of Massachusetts Worcester Foundation for Experimental Biology from 1977 to 1987. Dr. Robinson received a Bachelor of Arts degree from Swarthmore College and M.S. and Ph.D. degrees from the Massachusetts Institute of Technology. The Board of Directors has concluded that Dr. Robinson should serve on its Board of Directors by virtue of her extensive knowledge of the Company’s technology as its scientific founder.

Farshad Guirakhoo, Ph.D. Dr. Guirakhoo joined the Company as Senior Vice President, Research and Development in October 2015, and was appointed as Chief Scientific Officer in January 2017. Dr. Guirakhoo has served in senior management and scientific roles within the biotechnology industry with Vaxess Technologies from 2014 to 2015, Hookipa Biotech from 2012 to 2014, Sanofi Pasteur from 2007 to 2012, Acambis, Inc. from 1999 to 2007 and OraVax, Inc. from 1992 to 1999. He earned his Ph.D. in Virology at the Medical University of Vienna, Vienna, Austria, holds a M.Sc. degree in Genetics from the International Institute for Biophysics and Biochemistry of Tehran University, and a B.Sc. degree in Biology from the National University of Iran. He conducted his Post-Doctoral training at the Medical University of Vienna and at the National Centers for Disease Control and Prevention (CDC), Division of Vector-Borne Infectious Diseases. In his scientific career, Dr. Guirakhoo has filed over 90 patent applications and is author/co-author of more than 80 publications, including book chapters, in peer-reviewed journals. In 2014, he was named as one of the 50 Most Influential People in Vaccines.

Randal D. Chase, Ph.D. Dr. Chase joined the Board of Directors in March 2015. Since 2011, Dr. Chase has served as a business advisor and consultant to companies in the life science sector. Most recently, in February 2017, Dr. Chase was appointed President and Chief Executive Officer of Advanced Proteome Therapeutics Corporation, a publicly-held biopharmaceutical company which he has served as a member of the board of directors since 2015. He served as Chairman of the Board for Medicago, Inc. from 2003 until its sale to Mitsubishi Tanabe Pharma Corporation in 2013. From 2006 to 2011, he served as President and Chief Executive Officer of Immunovaccine, Inc., a clinical-stage biotechnology company developing vaccines against cancer and infectious diseases. Dr. Chase is also a former president of Shire Biologics, North American Vaccine, Pasteur Merieux Connaught, and Quadra Logic Technologies, Inc. His early career was at Bristol Myers and Glaxo Pharmaceuticals. Dr. Chase attended the Senior Executive Program of the London Business School in the United Kingdom, holds a bachelor of sciences degree in biochemistry from Bishop’s University and a Ph.D. in biochemistry from the University of British Columbia. Dr. Chase completed a post-doctoral fellowship at the McArdle Cancer Institute of the University of Wisconsin. The Board of Directors has concluded that Dr. Chase should serve on the Board of Directors due to his extensive leadership experience in the pharmaceutical industry, and the vaccine industry in particular.

Dean G. Kollintzas. Mr. Kollintzas joined the Board of Directors upon consummation of the merger with GeoVax, Inc. in September 2006. Since 2001 Mr. Kollintzas has been an intellectual property attorney specializing in biotechnology and pharmaceutical licensing, FDA regulation, and corporate/international transactions. Mr. Kollintzas received a microbiology degree from the University of Illinois and a J.D. from Franklin Pierce Law Center. He is a member of the Wisconsin and American Bar Associations. Since 2004, Mr. Kollintzas has been in private practice. In 2014, he founded Procare Clinical, LLC, a clinical trial management company headquartered in Naperville, IL. The Board of Directors has concluded that Mr. Kollintzas should serve on the Board of Directors by virtue of his experience with intellectual property matters, biotechnology and pharmaceutical licensing, and FDA regulation.

John N. (Jack) Spencer, Jr., CPA Mr. Spencer joined the Board of Directors upon consummation of the merger with GeoVax, Inc. in September 2006. Mr. Spencer is a certified public accountant and was a partner of Ernst & Young LLP where he spent more than 38 years until he retired in 2000. Mr. Spencer also serves as a director of MRI Interventions, Inc. (Nasdaq: MRIC), a medical device company, where he also chairs the audit committee and serves on the Compensation Committee. He served as the Temporary Chief Financial Officer of Applied Genetic Technologies Corporation from November 2013 until February 2014 while that company prepared for its initial public offering. He also serves on the board of one privately held company and as a consultant to various companies primarily relating to financial accounting and reporting matters. Mr. Spencer received a bachelor of science degree from Syracuse University, and he earned an M.B.A. degree from Babson College. He also attended the Harvard Business School Advanced Management Program. The Board of Directors has concluded that Mr. Spencer should serve on the Board of Directors by virtue of his experience at Ernst & Young LLP where he was the partner in charge of that firm’s life sciences practice for the southeastern United States, and his clients included a large number of publicly-owned and privately-held medical technology companies, together with his continuing expertise as a director of, and a consultant to, other publicly owned and privately held companies.

Corporate Governance

The Company’s Bylaws provide that the number of members of our Board of Directors shall be determined from time to time by resolutions of the Board of Directors, but shall not be less than three or more than nine. Our Board of Directors currently has six members.

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for making recommendations on nominees for election as directors to the Board of Directors.

We do not have specific minimum qualifications that a person must meet in order to serve on our Board of Directors, nor do we have a formal policy about the consideration of any director candidates recommended by stockholders. However, our Nominating and Governance Committee, and our Board of Directors, believe that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s stockholders. Each director must also be able to dedicate the time and resources sufficient to ensure the diligent performance of his or her duties. Further, our Board of Directors is intended to encompass a range of talents, experience, skills, backgrounds, and expertise sufficient to provide sound and prudent guidance with respect to the operations and interests of GeoVax and its stockholders. We do not have a formal policy on Board diversity as it relates to race, gender, or national origin.

GeoVax considers persons for nomination for election to the Board of Directors from any source, including stockholder recommendations. The Nominating and Governance Committee does not evaluate candidates differently based on who has made the recommendation. Consideration of nominee candidates typically involves a series of internal discussions, a review of information concerning candidates, and interviews with selected candidates. To date, no third parties have been engaged to assist us in finding suitable candidates to serve as directors. All of our nominees are directors standing for re-election. The nomination of each director was recommended by the Nominating and Governance Committee, and then by the Board of Directors followed the recommendation.

Our Nominating and Governance Committee will consider stockholder recommendations for directors sent to GeoVax Labs, Inc., 1900 Lake Park Drive, Suite 380, Smyrna, Georgia 30080, Attention: Chairman of the Nominating and Governance Committee. Any recommendation from a stockholder should include the name, background and qualifications of such candidate and should be accompanied by evidence of such stockholder’s ownership of GeoVax’s common stock. The Nominating and Governance Committee may ask for additional information.

A stockholder making any proposal shall also comply with all applicable requirements of the Securities Exchange Act of 1934.

Director Independence

The Board of Directors has determined that Messrs. Chase, Dodd, Kollintzas, and Spencer are the members of our Board of Directors who are “independent,” as that term is defined by Section 301(3)(B) of the Sarbanes-Oxley Act of 2002. The Board of Directors has also determined that these three individuals meet the definition of “independent director” set forth in Rule 5605(a)(2) of the Nasdaq Listing Rules. As independent directors, Messrs. Chase, Dodd, Kollintzas and Spencer qualify as members of our Audit Committee, our Compensation Committee, and our Nominating and Governance Committee as set forth in the chart at “Director Nominees and Executive Officers.”

Board Structure, Leadership, and Committees

Our Board of Directors, as a whole, and acting through its committees, has responsibility for management of our business and affairs. The offices of Chairman of the Board and of President and Chief Executive Officer are separate. We believe the separation of these roles allows the Chief Executive Officer more time to focus on day-to-day business while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The separation also promotes communication. Our Chairman of the Board, President and Chief Executive Officer, and our other executive officers, communicate regularly with each other and with our Board of Directors. We believe the relatively small number of directors, executive officers and employees, and their interaction, facilitate information sharing and decision-making with respect to most aspects of our operations, including oversight of risk management.

Board of Directors. The Board of Directors held five meetings during 2016 and took action by unanimous written consent on two other occasions. Each director attended at least 75% of the total meetings of the Board and the committees on which they served during 2016. We strongly encourage, but we do not require, our directors to attend our Annual Stockholders’ Meeting. All of our then-serving directors attended our Annual Stockholders’ Meeting in 2016.

Our Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. The Audit Committee has been delegated formal authority and responsibility for overseeing certain elements of risk, as described below.

Audit Committee. The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility relating to: (i) the integrity of the Company’s financial statements; (ii) the effectiveness of the Company’s internal control over financial reporting; (iii) the Company’s compliance with legal and regulatory requirements; and (iv) the independent registered public accounting firm’s qualifications, independence and performance. The Audit Committee is responsible for reviewing our policies with respect to risk assessment and risk management, and for monitoring our business risk practices. It also prepares the Audit Committee report that SEC proxy rules require for this proxy statement. Our Audit Committee is currently comprised of Mr. Spencer (Chairman), Mr. Chase, and Mr. Kollintzas. Our Board of Directors has determined that each member of the committee is independent in accordance with the criteria of independence set forth in Section 301(3)(B) of the Sarbanes-Oxley Act of 2002, and Rule 5605(c)(2) of the Nasdaq Listing Rules and that Mr. Spencer qualifies as an “audit committee financial expert” as defined by the SEC’s rules. The Audit Committee has adopted a charter, a current copy of which is available on our website at www.geovax.com. The Audit Committee held four meetings during 2016.

Compensation Committee. The Compensation Committee has responsibility for matters relating to the fair and competitive compensation of the Company’s executives, employees and non-employee directors, as well as our benefit plans. The Committee consults with the Company’s President and Chief Executive Officer, but does not delegate the authority to set executive compensation. Our Compensation Committee is currently comprised of Mr. Chase (Chairman), Mr. Dodd, and Mr. Spencer. The Compensation Committee has adopted a charter, a current copy of which is available on our website at www.geovax.com. The members of the Compensation Committee are independent, as required by the Compensation Committee Charter. They also qualify as “outside directors” within the meaning of Rule 16b-3 under the Security Exchange Act of 1934 and as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee held three meetings during 2016.

Nominating and Corporate Governance Committee. The Nominating and Governance Committee assists the Board of Directors in fulfilling its responsibilities of: (i) identifying individuals qualified to become directors and committee members; (ii) recommending director nominees to the Board of Directors; (iii) developing and recommending approval of policies relating to, and generally overseeing matters of, corporate governance; and (iv) leading the Board of Directors in its annual review of the Board of Directors and its committees. The Nominating and Governance Committee consists of Mr. Spencer (Chairman), Mr. Dodd, and Mr. Kollintzas. The Nominating and Governance Committee has adopted a charter, a current copy of which is available on our website at www.geovax.com. Our Board of Directors has determined that each member of the committee is independent as required by its charter. The Nominating and Governance Committee held one meeting during 2016.

Stockholder Communications with the Board of Directors

Any stockholder who wishes to communicate directly with our Board of Directors should do so in writing, addressed to GeoVax Labs, Inc., c/o Audit Committee Chair, 1900 Lake Park Drive, Suite 380, Smyrna, Georgia  30080. Communications sent to individual directors must clearly indicate the name of the director for whom they are intended. Unless marked “Confidential”, we screen mail addressed to the Board, its Committees or any specified individual director for security purposes and to ensure that the mail relates to discrete business matters that are relevant to our Company. Mail that satisfies these screening criteria is required to be forwarded to the appropriate director or directors. If marked “Confidential”, these communications will not be screened by management before they are delivered to the Audit Committee Chair. Stockholders who wish to submit director nominees for consideration by the Nominating and Governance Committee should follow the directions at “Director Nomination Process.”

Code of Ethics

Our Board of Directors has adopted a written Code of Ethics, a copy of which is available on our website at www.geovax.com. The Company will provide a copy of the Code of Ethics upon request to any person without charge. Such requests may be transmitted by regular mail in the care of the Corporate Secretary. We require all officers, directors and employees to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. The code requires that employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our best interest. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Sarbanes-Oxley Act of 2002 requires certain companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We have such procedures in place.

The Company will post on its website, www.geovax.com, or will disclose on a Form 8-K filed with the SEC, any amendments to, or waivers from, a provision of the Code of Ethics that applies to the Chief Executive Officer or the Chief Financial Officer, or persons performing similar functions, and that relate to (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the code; or (v) accountability for adherence to the Code of Ethics. Any waiver granted to an executive officer or a director may only be granted by the Board and will be disclosed, along with the reasons therefor, on a Form 8-K filed with the SEC. No such waivers were granted in 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities, as well as certain affiliates of those persons, to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common stock and other of our equity securities on Forms 3, 4, and 5, respectively. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports we received and written representations that no other reports were required to be filed for those persons, we believe that, during 2016, all of our executive officers, directors and owners of more than 10% of our common stock filed all reports required by Section 16(a) on a timely basis.

Security Ownership of Principal Stockholders,
Directors and Executive Officers

Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our common stock as of April 12, 2017 by (1) each director; (2) each of our Named Executive Officers; (3) all executive officers and directors as a group; and (4) each additional person who is known by us to beneficially own more than 5% of our common stock. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount and Nature
	of Beneficial	Percent
Name of Beneficial Owner (1)	Ownership	of Class (2)
Directors and Executive Officers:
Randal Chase (3)	67,600	*
David A. Dodd (4)	265,791	*
Farshad Guirakhoo (5)	33,333	*
Dean G. Kollintzas (6)	214,691	*
Robert T. McNally (7)	291,605	*
Mark W. Reynolds (8)	262,000	*
Harriet L. Robinson (9)	1,337,059	2.3%
John N. Spencer, Jr. (10)	214,691	*
All executive officers and directors as a group (8 persons) (11)	2,655,070	4.4%
Other 5% Stockholders:
Emory University (12)	4,621,405	7.9%
Sabby Healthcare Master Fund, Ltd (13)	6,151,000	9.99%
Sabby Volatility Warrant Master Fund, Ltd (14)	6,151,000	9.99%
___________

* Less than 1%

(1)	Except as otherwise indicated, the business address of each director and executive officer listed is c/o GeoVax Labs, Inc., 1900 Lake Park Drive, Suite 380, Smyrna, Georgia 30080.
(2)

This table is based upon information supplied by officers and directors, and with respect to principal stockholders, Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC. Applicable percentage ownership is based on 58,718,567 shares of common stock outstanding as of April 12, 2017. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days of April 12, 2017, as well as shares of preferred stock which may be converted at any time at the option of the holder, are deemed outstanding.

(3)	Includes options to purchase 27,600 shares of common stock exercisable within 60 days of April 12, 2017.
(4)	Includes options to purchase 138,066 shares of common stock exercisable within 60 days of April 12, 2017.
(5)	Includes options to purchase 33,333 shares of common stock exercisable within 60 days of April 12, 2017.
(6)	Includes options to purchase 168,066 shares of common stock exercisable within 60 days of April 12, 2017.
(7)	Includes options to purchase 249,400 shares of common stock exercisable within 60 days of April 12, 2017.
(8)	Includes options to purchase 196,000 shares of common stock exercisable within 60 days of April 12, 2017.
(9)	Includes options to purchase 163,333 shares of common stock exercisable within 60 days of April 12, 2017.
(10)

Includes options to purchase 168,066 shares of common stock exercisable within 60 days of April 12, 2017. Mr. Spencer shares voting and investment power with his spouse with respect to 46,625 shares and a warrant for 22,388 shares which are owned jointly by them.

(11)

Includes options to purchase 1,143,864 shares of common stock exercisable within 60 days of April 12, 2017. Unless otherwise noted, none of our Directors or Executive Officers have pledged any of their beneficially-owned shares as security for any obligation.

(12)	The address for this stockholder is Administration Building, 201 Dowman Drive, Atlanta, Georgia 30322.

(13)

The address for this stockholder is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands. Includes 1,552,728 shares of common stock, 28,775,920 shares of common stock issuable upon conversion of Series C Preferred Stock, and warrants to purchase 13,411,455 shares of common stock exercisable within 60 days of April 12, 2017. The Series C Preferred Stock, and the warrants owned by this stockholder contain exercise and conversion limitations providing that a holder thereof may not convert or exercise (as the case may be) to the extent (but only to the extent) that, if after giving effect to such conversion or exercise (as the case may be), the holder or any of its affiliates would beneficially own in excess of either 4.99% (for conversion of the Series C Preferred Stock) or 9.99% for exercise of warrants (the “Maximum Percentage”) of the outstanding shares of common stock immediately after giving effect to such conversion or exercise (as the case may be). To the extent the above limitation applies, the determination of whether a share of preferred stock or warrant shall be exercisable or convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). Sabby Management, LLC shares voting and investment power with respect to these shares on behalf of this stockholder.  As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of this stockholder.  Each of Sabby Management, LLC and Hal Mintz disclaim beneficial ownership over the securities listed except to the extent of their pecuniary interest therein.  Except as described above, none of the holders has had, within the past three years, any position, office or other material relationship with the Company or any of our predecessors or affiliates.

(14)

The address for this stockholder is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands. Includes 1,742,844 shares of common stock, 28,587,600 shares of common stock issuable upon conversion of Series C Preferred Stock, and warrants to purchase 13,411,455 shares of common stock exercisable within 60 days of April 12, 2017. The Series C Preferred Stock, and the warrants owned by this stockholder contain exercise and conversion limitations providing that a holder thereof may not convert or exercise (as the case may be) to the extent (but only to the extent) that, if after giving effect to such conversion or exercise (as the case may be), the holder or any of its affiliates would beneficially own in excess of 4.99% (for conversion of the Series C Preferred Stock) or 9.99% (for exercise of warrants) (the “Maximum Percentage”) of the outstanding shares of common stock immediately after giving effect to such conversion or exercise (as the case may be). To the extent the above limitation applies, the determination of whether a share of preferred stock or warrant shall be exercisable or convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). Sabby Management, LLC shares voting and investment power with respect to these shares on behalf of this stockholder. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of this stockholder. Each of Sabby Management, LLC and Hal Mintz disclaim beneficial ownership over the securities listed except to the extent of their pecuniary interest therein.  Except as described above, none of the holders has had, within the past three years, any position, office or other material relationship with the Company or any of our predecessors or affiliates.

Executive Compensation

The tables and disclosures that follow set forth the compensation and certain other information with respect to our “Named Executive Officers”. The Named Executive Officers for 2016 include our principal executive officer, and our two other most highly compensated executive officers. Our Named Executive Officers for 2016 were:

●     Robert T. McNally, Ph.D., President and Chief Executive Officer

●     Mark W. Reynolds, Chief Financial Officer

●     Farshad Guirakhoo, Ph.D., Chief Scientific Officer

Summary Compensation Table

The following table sets forth information concerning the total compensation earned during 2016 and 2015 by our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)		All Other Compensation ($)		Total ($)
Robert T. McNally, PhD	2016	$165,000	$-	$23,588	(2)	$2,825	(8)	$191,413
President and	2015	165,000	-	6,525	(5)	6,600	(8)	178,125
Chief Executive Officer
Mark W. Reynolds	2016	234,392	-	17,085	(3)	5,938	(8)	257,415
Chief Financial Officer	2015	223,230	2,000	5,220	(6)	8,885	(8)	239,335
Farshad Guirakhoo, PhD	2016	250,000	-	4,335	(4)	21,569	(9)	275,904
Chief Scientific Officer	2015	51,282	10,000	9,340	(7)	3,750	(9)	74,372

(1)

Represents the grant date fair value of the stock options computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”). See footnotes 2 and 9 to our consolidated financial statements for the year ended December 31, 2016 for a discussion of the assumptions made and methods used for determining stock compensation values.

(2)

Grant date fair value of stock option grant on December 13, 2016 for 462,500 shares with an exercise price of $0.0652 per share, vesting over a three-year period. As of December 31, 2016, none of these shares have vested and are exercisable.

(3)

Grant date fair value of stock option grant on December 13, 2016 for 335,000 shares with an exercise price of $0.0652 per share, vesting over a three-year period. As of December 31, 2016, none of these shares have vested and are exercisable

(4)

Grant date fair value of stock option grant on December 13, 2016 for 85,000 shares with an exercise price of $0.0652 per share, vesting over a three-year period. As of December 31, 2016, none of these shares have vested and are exercisable

(5)

Grant date fair value of stock option grant on December 8, 2015 for 75,000 shares with an exercise price of $0.11 per share, vesting over a three-year period. As of December 31, 2016, 25,000 of these shares have vested and are exercisable.

(6)

Grant date fair value of stock option grant on December 8, 2015 for 60,000 shares with an exercise price of $0.11 per share, vesting over a three-year period. As of December 31, 2016, 20,000 of these shares have vested and are exercisable.

(7)

Grant date fair value of stock option grants on October 19, 2015 for 40,000 shares with an exercise price of $0.13 per share, and on December 8, 2015 for 60,000 shares with an exercise price of $0.11 per share. All of such options vest over a three-year period. As of December 31, 2016, 33,333 of these shares have vested and are exercisable.

(8)	Represents employer matching contributions to the Company’s 401(k) retirement plan.
(9)

The 2016 amount represents $3,569 of employer matching contributions to the Company’s 401(k) retirement plan, and $18,000 in housing expense allowances. The 2015 amount represents housing expense allowances only.

Employment Agreement with Robert T. McNally, PhD

Robert T. McNally, PhD serves as our President and Chief Executive Officer, under an employment agreement dated March 20, 2008 and amended on October 22, 2013. The employment agreement has no specified term. The employment agreement provided for an initial annual salary of $200,000 to Dr. McNally, subject to periodic increases as determined by the Compensation Committee. The Board of Directors may also approve the payment of a discretionary bonus annually. Dr. McNally is eligible for grants of awards from our equity incentive plans and is eligible for health insurance and 401(k) benefits at the same level and subject to the same conditions as provided to all other employees.

Dr. McNally’s current annualized full-time base salary is $275,000. In February 2014, Dr. McNally reduced his time commitment to the company from 100% to 60%, and his base salary has been adjusted proportionately to $165,000. In April 2016, to help conserve the Company’s cash resources, Dr. McNally agreed to defer a portion of his base salary, effectively reducing his annualized salary from $165,000 to $25,000. At April 15, 2017, Dr. McNally’s accumulated salary deferral is $135,208.

If we terminate Dr. McNally’s employment without cause, in addition to his accumulated unpaid salary deferral, we will pay him a severance payment in the form of monthly payments of base salary for a period equal to one week for each full year of service (8 weeks as of December 31, 2016). Dr. McNally may terminate the employment agreement at any time by giving us 60 days’ notice. In that event, he would not receive severance. If we terminate Dr. McNally’s employment at any time during the three month period which immediately precedes a change in control (as defined in the amended employment agreement) or during the one year period following a change in control, then we would pay an amount in cash equal to (a) three times his then base salary and target annual bonus, (b) three times the cost to provide 401(k) or other deferred compensation or health and welfare benefits to him, and (c) a tax gross-up payment (if an excise tax is imposed by § 4999 of the Internal Revenue Code or any related interest or penalties are incurred by him). The change of control provision also provides for full and complete vesting of all stock option grants held by Dr. McNally.

Employment Agreement with Mark W. Reynolds

Mark W. Reynolds serves as our Chief Financial Officer, under an employment agreement dated January 1, 2010 and amended on October 22, 2013. The employment agreement has no specified term. The employment agreement provided for an initial annual salary of $212,600 to Mr. Reynolds, subject to periodic increases as determined by the Compensation Committee. The Board of Directors may also approve the payment of a discretionary bonus annually. Mr. Reynolds is eligible for grants of awards from our equity incentive plans and is eligible for health insurance and 401(k) benefits at the same level and subject to the same conditions as provided to all other employees.

Mr. Reynolds’ current annualized base salary is $234,392. In April 2016, to help conserve the Company’s cash resources, Mr. Reynolds agreed to defer a portion of his base salary, effectively reducing his annualized salary from $234,392 to $140,635. At April 15, 2017, Mr. Reynolds’ accumulated salary deferral is $89,850.

If we terminate Mr. Reynolds’ employment without cause, in addition to his accumulated unpaid salary deferral, we will pay him a severance payment in the form of monthly payments of base salary for a period equal to one week for each full year of service (10 weeks as of December 31, 2016). Mr. Reynolds may terminate the employment agreement at any time by giving us 60 days’ notice. In that event, he would not receive severance. If we terminate Mr. Reynolds’ employment at any time during the three month period which immediately precedes a change in control (as defined in the amended employment agreement) or during the one year period following a change in control, then we would pay an amount in cash equal to (a) two times his then base salary and target annual bonus, (b) two times the cost to provide 401(k) or other deferred compensation or health and welfare benefits to him, and (c) a tax gross-up payment (if an excise tax is imposed by § 4999 of the Internal Revenue Code or any related interest or penalties are incurred by him). The change of control provision also provides for full and complete vesting of all stock option grants held by Mr. Reynolds.

Employment Agreement with Farshad Guirakhoo, PhD

Farshad Guirakhoo, PhD serves as our Chief Scientific Officer, under an employment agreement dated October 19, 2015 and amended on December 15, 2015. The employment agreement has no specified term. The employment agreement provided for an initial annual salary of $250,000 to Dr. Guirakhoo, subject to periodic increases as determined by the Compensation Committee. The Board of Directors may also approve the payment of a discretionary bonus annually. Dr. Guirakhoo is eligible for grants of awards from our equity incentive plans and is eligible for health insurance and 401(k) benefits at the same level and subject to the same conditions as provided to all other employees. Dr. Guirakhoo’s current annualized base salary is $250,000. We are also paying him a monthly housing allowance of $1,500 ($18,000 annually).

If we terminate Dr. Guirakhoo’s employment without cause, we will pay him a severance payment in the form of monthly payments of base salary for a period equal to one week for each full year of service (one week as of December 31, 2016). Dr. Guirakhoo may terminate the employment agreement at any time by giving us 60 days’ notice. In that event, he would not receive severance. If we terminate Dr. Guirakhoo’s employment at any time during the three month period which immediately precedes a change in control (as defined in the amended employment agreement) or during the one year period following a change in control, then we would pay an amount in cash equal to (a) two times his then base salary and target annual bonus, (b) two times the cost to provide 401(k) or other deferred compensation or health and welfare benefits to him, and (c) a tax gross-up payment (if an excise tax is imposed by §4999 of the Internal Revenue Code or any related interest or penalties are incurred by him). The change of control provision also provides for full and complete vesting of all stock option grants held by Dr. Guirakhoo.

If each Named Executive Officer was terminated without cause on December 31, 2016, the following amounts, which represent one week of pay for each full year of service to the Company, would be payable to each Named Executive Officer as salary continuance under the terms of such Named Executive Officer’s employment agreement: Dr. McNally $25,385; Mr. Reynolds $45,075; and Dr. Guirakhoo $4,808.

In October 2006 GeoVax Labs, Inc. and our subsidiary, GeoVax, Inc. entered into indemnification agreements with Messrs. McNally, Reynolds, Kollintzas and Spencer. Pursuant to these agreements, we have agreed to indemnify them to the full extent permitted by Illinois and Georgia law against certain liabilities incurred by these individuals in connection with specified proceedings if they acted in a manner they believed in good faith to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that such conduct was unlawful. The agreements also provide for the advancement of expenses to these individuals subject to specified conditions.

Outstanding Equity Awards at Fiscal Year-End

GeoVax has awarded stock options to its senior management and other employees, pursuant to the GeoVax Labs, Inc. 2006 Equity Incentive Plan (the “2006 Plan”) and the GeoVax Labs, Inc. 2016 Stock Incentive Plan (the “2016 Plan”). The terms of these awards typically provide for vesting over a defined period of time, generally three years. The options expire if not exercised within ten years from the date of grant. The Company does not have a formula for determining stock option awards. Awards are generally based on the subjective judgment of the President and Chief Executive Officer and on the Compensation Committee’s subjective judgment. The following table sets forth certain information with respect to unexercised options previously awarded to our Named Executive Officers that were outstanding as of December 31, 2016.

Option Awards
	Number of Securities Underlying Unexercised Options
Name	(#) Exercisable	(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Robert McNally, PhD	-	462,500 (1)	$ 0.0652	12/13/26
	25,000	50,000 (2)	0.11	12/8/25
	20,000	10,000 (3)	0.17	12/9/24
	30,000	-	0.53	12/18/23
	30,000	-	0.66	12/11/22
	30,000	-	0.91	12/30/21
	10,000	-	1.98	12/10/20
	10,000	-	7.00	12/2/19
	10,000	-	5.50	12/11/18
	48,000	-	8.50	6/17/18
	10,000	-	8.05	12/5/17
	26,400	-	17.75	3/14/17
Mark Reynolds	-	335,000 (1)	0.0652	12/13/26
	20,000	40,000 (2)	0.11	12/8/25
	20,000	10,000 (3)	0.17	12/9/24
	30,000	-	0.53	12/18/23
	25,000	-	0.66	12/11/22
	25,000	-	0.91	12/30/21
	10,000	-	1.98	12/10/20
	10,000	-	7.00	12/2/19
	10,000	-	5.50	12/11/18
	10,000	-	8.05	12/5/17
	36,000	-	17.75	3/14/17
Farshad Guirakhoo, PhD	-	85,000 (1)	0.0652	12/13/26
	20,000	40,000 (2)	0.11	12/8/25
	13,333	26,667 (4)	0.13	10/19/25

(1)	These stock options vest and become exercisable in three equal installments on December 13, 2017, 2018 and 2019.
(2)	These stock options vest and become exercisable in two equal installments on December 8, 2017 and 2018.
(3)	These stock options vest and become exercisable on December 9, 2017.
(4)	These stock options vest and become exercisable in two equal installments on October 19, 2017 and 2018.

The 2006 Plan and the 2016 Plan, which we refer to as the “Plans,” each contain provisions that could lead to an accelerated vesting of options or other awards. In the event of certain change-in-control transactions described in the Plans, (i) outstanding options or other awards may be assumed, converted or replaced; (ii) the successor corporation may substitute equivalent options or other awards or provide substantially similar consideration to Plan participants as were provided to stockholders (after taking into account the existing provisions of the options or other awards); or (iii) the successor corporation may replace options or awards with substantially similar shares or other property.

In the event the successor corporation (if any) refuses to assume or substitute options or other awards as described (i) the vesting of any or all options or awards granted pursuant to the Plans will accelerate upon the change-in-control transaction, and (ii) any or all options granted pursuant to the Plans will become exercisable in full prior to the consummation of the change-in-control transaction at such time and on such conditions as the Compensation Committee determines. If the options are not exercised prior to the consummation of the change-in-control transaction, they shall terminate at such time as determined by the Compensation Committee. Subject to any greater rights granted to Plan participants under the Plans, in the event of the occurrence of a change-in-control transaction any outstanding options or other awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

If the Company had experienced a change-in-control event as described in the Plans on December 31, 2016, the value of accelerated options for each Named Executive Officer, based on the difference between the closing price of our common stock on the OTC Market on December 31, 2016, and, if lower, the exercise price per share of each option for which vesting would be accelerated for each Named Executive Officer, would be $0.

Director Compensation

The following table sets forth information concerning the compensation earned for service on our Board of Directors during the fiscal year ending December 31, 2016 by each individual who served as a director at any time during the fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	(2)(3) Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Randal D. Chase	28,350		5,442				33,792
David A. Dodd	38,200	-	10,343	-	-	-	48,543
Dean G. Kollintzas	23,800	-	4,043	-	-	-	27,843
Robert T. McNally (1)	-	-	-	-	-	-	-
Harriet L. Robinson (1)	-	-	-	-	-	-	-
John N. Spencer, Jr.	36,750	-	6,299	-	-	-	43,049

(1)	Dr. McNally and Dr. Robinson, who were employees of the Company during the fiscal year ended December 31, 2016, received no compensation for their service as directors.
(2)

Amounts shown in the “Option Awards” column represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. For a discussion of the various assumptions made and methods used for determining such amounts, see footnotes 2 and 9 to our consolidated financial statements for the year ended December 31, 2016. On December 13, 2016, Mr. Chase was granted an option to purchase 106,700 shares of our common stock with an exercise price of $0.0652 per share, Mr. Dodd was granted an option to purchase 202,800 shares of our common stock with an exercise price of $0.0652 per share, Mr. Kollintzas was granted an option to purchase 79,275 shares of our common stock with an exercise price of $0.0652 per share, and Mr. Spencer was granted an option to purchase 123,500 shares of our common stock with an exercise price of $0.0652 per share.

(3)	The table below shows the aggregate numbers of option awards outstanding for each non-employee director as of December 31, 2016.

Name	Aggregate Option Awards Outstanding as of December 31, 2016 (#)
Randal D. Chase	163,100
David A. Dodd	369,200
Dean G. Kollintzas	275,265
John N. Spencer, Jr.	319,900

Director Compensation Plan

In March 2007, the Board of Directors approved a recommendation from the Compensation Committee for director compensation, which we refer to as the “Director Compensation Plan.” It was subsequently amended in March 2008, December 2009, and in December 2010. The Director Compensation Plan applies only to non-employee directors. Directors who are employees of the Company receive no compensation for their service as directors or as members of committees.

Cash Fees – For 2016, each non-employee director earned an annual retainer (paid quarterly) of $5,000 for service as a member of the Audit Committee and $3,300 for service as a member of the Compensation Committee or the Nominating and Corporate Governance Committee. The Chairman of the Audit Committee earned an annual retainer of $9,000, and the Chairman of each of the Compensation Committee and the Nominating and Corporate Governance Committee earned an annual retainer of $6,000. These retainers were also paid quarterly. Non-employee directors also earned fees for each Board of Directors or Committee meeting attended as follows: $3,000 for in person Board of Directors meetings ($1,500 for telephonic meetings), $1,000 for in person Committee meeting chaired ($750 for telephonic meetings), and $500 for in person Committee meeting attended as a non-chair member ($400 for telephonic meetings). Mr. Dodd, the non-employee Chairman of the Board during 2016, earned an annual retainer of $30,000 (paid quarterly) and was not entitled to additional fees for Board meetings attended, but did earn additional fees for committees on which he serves.

During 2016, to help conserve the Company’s cash resources, each of our non-employee directors agreed to defer receipt of a portion of their respective cash fees earned. As of April 15, 2017, the accumulated deferrals were $19,575 for Mr. Chase, $48,150 for Mr. Dodd, $11,694 for Mr. Kollintzas, and $26,350 for Mr. Spencer.

Stock Option Grants – Each of our current non-employee directors received a grant of options to purchase 26,400 shares of common stock on the date that such non-employee director was first elected or appointed. We currently do not have a formula for determining annual stock option grants to directors (upon their re-election to the Board of Directors, or otherwise). Such option grants are currently determined by the Board of Directors, upon recommendation by the Compensation Committee based on the Compensation Committee’s annual deliberations and review of the director compensation structure of similar companies.

At its meeting in December 2016, upon a recommendation of the Compensation Committee, the Board of Directors approved an annual stock option grant of 50,000 shares to each of its non-employee members for ongoing service as members of the Board of Directors. The Board of Directors also approved supplemental stock option grants to each member based on a factor that considered each member’s respective cash fee deferral. Such supplemental stock option grants were 56,700 shares for Mr. Chase, 152,800 shares for Mr. Dodd, 29,300 shares for Mr. Kollintzas, and 73,500 shares for Mr. Spencer.

Expense Reimbursement – All directors are reimbursed for expenses incurred in connection with attending meetings of the Board of Directors and committees.

Certain Relationships and Related Transactions

Policies and Procedures for Approval of Related Party Transactions

Our Audit Committee is responsible for reviewing and approving all transactions or arrangements between the Company and any of our directors, officers, principal stockholders or any of their respective affiliates, associates or related parties, other than transactions with officers which are covered by the duties of the Compensation Committee. In determining whether to approve or ratify a related party transaction, the Audit Committee will discuss the transaction with management and will consider all relevant facts and circumstances available to it including:

●	whether the terms of the transaction are fair to the Company and at least as favorable to the Company as would apply if the transaction did not involve a related party.
●	whether there are demonstrable business reasons for the Company to enter into the transaction.
●	whether the transaction would impair the independence of a non-employee director; and
●

whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

These policies are in writing and included in the Company’s minute book.

Our Board of Directors has made the following findings and adopted the following policies (in writing) regarding related party transactions:

●

The Company has not made and will not make loans or loan guarantees on behalf of any director, officer, beneficially owner of more than 5% of our common stock, or other person constituting a Promoter, as such term is defined in the NASAA Statement of Policy Regarding Corporate Securities Definitions.

●

The Company has not engaged and will not engage in material transactions with any director, officer, beneficial owner of more than 5% of our common stock, or other person constituting a Promoter, as such term is defined in the NASAA Statement of Policy Regarding Corporate Securities Definitions, except as described below or as otherwise approved by our Audit Committee consistent with the policies and procedures described below.

●	The Company will make any future material affiliated transactions on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties.
●	A majority of the Company’s Audit Committee will approve all future material transactions.
●	The Company’s officers, directors, and counsel will:
o	consider their due diligence and assure that there is a reasonable basis for these representations, and
o	consider whether to embody the representations in the issuer’s charter or bylaws.

Transactions with Related Parties

Emory University is a significant stockholder of the Company, and our primary product candidates are based on technology rights subject to a license agreement with Emory University, which we refer to as the Emory License. The Emory License, among other contractual obligations, requires payments based on milestone achievements, royalties on sales by the Company or on payments to the Company by our sublicensees, and payment of maintenance fees in the event certain milestones are not met within the time periods specified in the Emory License. We may terminate the Emory License upon 90 days prior written notice. In any event, the Emory License expires on the date of the latest expiration date of the underlying patents. We are also obligated to reimburse Emory University for certain ongoing costs in connection with the filing, prosecution and maintenance of patent applications subject to the Emory License. The expense associated with these ongoing patent reimbursements to Emory University amounted to $50,186 for the year ended December 31, 2016.

On October 14, 2014, we entered into a letter agreement with Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. with respect to the payment to them of a warrant exercise fee of $0.075 per share for each share purchased upon exercise of Series A or Series C Common Stock Purchase Warrants (“Warrants”) held by them. Each of these parties at that time held Warrants to acquire an aggregate of 2,666,666 shares of our common stock. They agreed to exercise Warrants equal to 9.98% of the outstanding shares of GeoVax (3,176,000 shares in the aggregate) upon execution of the letter, and we paid the exercise fee of $238,200 subsequent to our receipt of the exercise price.

On February 25, 2015, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. (collectively, the “Purchasers”) providing for the issuance and sale to the Purchasers of an aggregate of 3,000 shares of our Series C Convertible Preferred Stock (the “Preferred Shares”) and related warrants for gross proceeds to the Company of $3.0 million. Each Preferred Share was initially convertible into approximately 5,555.55 shares of our Common Stock for an aggregate total of 16,666,666 shares of our Common Stock (the “Conversion Shares”). The terms of the Preferred Shares include anti-dilution provisions. Pursuant to the Certificate of Designation which authorized the Series C Convertible Preferred Stock, the Preferred Shares may be converted at any time at the option of the Purchasers into shares of our Common Stock at a conversion price of $0.18 per share (the “Conversion Price”). The Certificate of Designation contains price adjustment provisions, which may, under certain circumstances, (i) reduce the Conversion Price on several future dates, including the effective date of the registration statement to be filed to cover resale of the Conversion Shares, according to a formula based on the then-current market price for our common stock. We closed this transaction on February 27, 2015.

Pursuant to the Securities Purchase Agreement, each Purchaser was also issued a Series D Warrant, a Series E Warrant and a Series F Warrant (collectively, the “Warrants”), each to purchase up to a number of shares of the Company’s Common Stock equal to 100% of the Conversion Shares underlying the Preferred Shares issued to such Purchaser pursuant to the Securities Purchase Agreement (up to 16,666,666 shares in the aggregate for each of the three series of warrants, or approximately 50,000,000 shares in total) (the “Warrant Shares”). The Series D Warrants had an initial exercise price of $0.22 per share, were exercisable immediately, and have a term of exercise equal to five years from the date of issuance. The Series E Warrants had an initial exercise price of $0.18 per share, were exercisable immediately, and had a term of exercise equal to one year from the date of issuance. The Series F Warrants had an initial exercise price of $0.22 per share and had a term of exercise equal to five years from the date of issuance, but only vested and became exercisable upon, and in proportion to, the exercise of the one-year Series E Warrants held by each Purchaser (or its assigns). The Warrants contain anti-dilution and price adjustment provisions, which may, under certain circumstances, (i) reduce the exercise price on several future dates, including the effective date of the registration statement to be filed to cover resale of the shares subject to the Warrants, according to a formula based on the then-current market price for our common stock and (ii) reduce the exercise price to match if we sell or grant options to purchase, including rights to reprice, our common stock or common stock equivalents at a price lower than the exercise price of the Warrants, or if we announce plans to do so. The number of shares subject to warrants will not increase due to such reductions in exercise price. We also issued the Maxim Warrant to our placement agent to acquire 1,333,333 shares of our common stock at an initial exercise price of $0.22 per share on substantially the same terms and conditions of the Series D warrants.

The Purchasers also had the right to participate in certain future financings, subject to certain exceptions, and may invest up to 75% of the aggregate amount invested at that time. The Preferred Shares do not have voting rights except as required by law and are not entitled to a dividend. When issued, the Conversion Shares will have the voting rights afforded to all shares of Common Stock. The Preferred Shares have a liquidation preference equal to the initial purchase price.

On February 25, 2015, in connection with the closing of the private placement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Under the Registration Rights Agreement, we are required to file a registration statement within 30 calendar days after signing the Registration Rights Agreement. Our failure to meet the filing deadlines and other requirements set forth in the Registration Rights Agreement may subject us to monetary penalties.

On February 15, 2016, we entered into an agreement with Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. (the “Purchasers”) with respect to amending the terms of Series E Common Stock Purchase Warrants issued February 27, 2015 (“Series E Warrants”). Pursuant to the agreement, we extended the term of the Series E Warrants to August 27, 2016 and agreed to the payment to each Purchaser of a warrant exercise fee of $0.02916 per share for each share purchased upon exercise of the Series E Warrants. In exchange, the Purchasers promptly exercised Series E Warrants to purchase an aggregate of 3,664,588 shares, resulting in total net proceeds to us of $238,198 (after payment of the warrant exercise fee). During May, June and August (through August 16), the Purchasers exercised an additional 7,350,000 Series E Warrants, resulting in total net proceeds to us of $477,751.

On August 19, 2016, we entered into an agreement with the Purchasers with respect further amending the terms of the Series E Warrants and amending the terms of the Series A Common Stock Purchase Warrants issued March 21, 2012 (“Series A Warrants”) held by them. Pursuant to the agreement, we extended the term of the Series E Warrants to December 31, 2016 and agreed to the payment to each Purchaser of a warrant exercise fee of $0.02916 per share for each share purchased upon exercise of the Series A Warrants. In exchange, the Purchasers promptly exercised all of their remaining 1,207,332 Series A Warrants and 3,600,000 Series E Warrants, resulting in total net proceeds to us of $312,476 (after payment of the warrant exercise fee). During December (through December 19), the Purchasers exercised an additional 550,000 Series E Warrants, resulting in total net proceeds to us of $35,750.

On December 22, 2016, we entered into an agreement with the Purchasers with respect to increasing the previously agreed to warrant exercise fee from $0.02916 to $0.04416 per share for each share purchased upon exercise of the Series E Warrants, resulting in an effective exercise price of $0.05 per share. In exchange, the Purchasers promptly exercised all of their remaining 1,502,078 Series E Warrants as well as 4,010,422 of their Series D Common Stock Purchase Warrants (“Series D Warrants”), resulting in total net proceeds to us of $275,625.

On April 7, 2017, we entered into an agreement with the Purchasers with respect to the exercise by the Purchasers of their Series D Common Stock Purchase Warrants (“Series D Warrants”) to acquire an aggregate of 2,500,000 shares of our common stock for cash at $0.05 per share in return for a warrant exercise fee of $0.01 per share purchased.

Proposal 2
Ratification of Appointment of
Independent Registered Public Accounting Firm

The Audit Committee has appointed the firm of Porter Keadle Moore LLC (“PKM”) to serve as the independent registered public accounting firm of GeoVax Labs, Inc. for the fiscal year ending December 31, 2017. PKM has served as the independent registered public accounting firm of the Company since 2006, and is considered by the Audit Committee and management to be well qualified.

Principal Accountant Fees and Services

The aggregate fees billed for the services rendered to us by PKM for the years ended December 31, 2016 and 2015 were as follows:

	2016	2015
Audit Fees (1)	$99,500	$97,900
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$99,500	$97,900

(1)

Audit Fees for 2016 and 2015 consisted principally of fees for professional services in connection with the audits of our consolidated financial statements, review of our Annual Report on Form 10-K, review of our interim financial statements and Quarterly Reports on Form 10-Q, and review of SEC registration statements.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by our independent auditors (the “Policy”) prior to the engagement of the independent auditors with respect to such services. Under the Policy, proposed services may be pre-approved on a periodic basis or individual engagements may be separately approved by the Audit Committee prior to the services being performed. In each case, the Audit Committee considers whether the provision of such services would impair the independent auditor’s independence. All audit services and non-audit services provided by PKM for 2015 and 2014 were pre-approved by the Audit Committee.

Stockholder ratification of the Audit Committee’s selection of PKM as our independent registered public accounting firm for the year ending December 31, 2017 is not required by our Bylaws, or otherwise. Nonetheless, the Board of Directors has elected to submit the selection of PKM to our stockholders for ratification. The selection will be ratified if a majority of the votes cast at the Annual Meeting on the proposal vote in favor. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on the outcome of either proposal. If the selection of PKM as our independent registered public accounting firm for the year ending December 31, 2017 is not ratified, the matter will be referred to the Audit Committee for further review.

Representatives of PKM are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

THE AUDIT COMMITTEE AND BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PORTER KEADLE MOORE LLC AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF GEOVAX LABS INC. FOR FISCAL 2017.

Report of the Audit Committee

The Audit Committee of the Board of Directors is providing this report to enable stockholders to understand how it monitors and oversees the Company’s financial reporting process. The Audit Committee consists of three directors, each of whom are independent in accordance with the criteria of independence set forth in Section 301(3)(B) of the Sarbanes-Oxley Act of 2002 and operates pursuant to an Audit Committee charter that is reviewed annually by the Audit Committee and updated as appropriate. The Audit Committee charter is available on our web site at http://www.geovax.com.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

This report confirms that the Audit Committee has: (i) reviewed and discussed the audited financial statements for the year ended December 31, 2016 with management and the Company’s independent public accountants; (ii) discussed with the Company’s independent public accountants the matters required to be discussed pursuant to Auditing Standard No. 61 (Communications with Audit Committees); (iii) received and reviewed the written disclosures and letter from the Company’s independent public accountants as required by the Public Company Accounting Oversight Board regarding the independent accountants’ independence; and (iv) discussed with the Company’s independent public accountants their independence from the Company.

The Audit Committee of the Board of Directors has considered whether the provision of non-audit professional services rendered by Porter Keadle Moore LLC, as discussed above and disclosed elsewhere in this proxy statement, is compatible with maintaining their independence.

Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2016 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted,

AUDIT COMMITTEE

John N. Spencer, Jr., Chairman

Randal D. Chase

Dean G. Kollintzas

Proposal 3
Advisory Vote: Approval of the Compensation
of our Named Executive Officers

As required by Section 14A of the Exchange Act, we are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific Named Executive Officer, but rather the overall compensation of all of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation in the future. Our Board of Directors and Compensation Committee value the opinion of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

In general, the Company operates in a marketplace where competition for talented executives is intense and significant. The biopharmaceutical industry is highly competitive and includes companies with far greater resources than ours. We are engaged in the long-term development of drug candidates without the benefit of significant current product revenues, and therefore our operations involve a high degree of risk and uncertainty. This level of risk and uncertainty may make it difficult to attract and retain talented executives. Nevertheless, continuity of personnel across multi-disciplinary functions is critical to the success of our business. Furthermore, since we have relatively few employees, each must perform a broad scope of functions, and there is very little redundancy in skills.

The three primary compensation elements used for executive officers are base salary, cash bonus, and stock option awards.

Base Salary

The Compensation Committee and the Board of Directors seek to maintain executive base salary at a competitive level sufficient to recruit and retain individuals possessing the skills and capabilities necessary to achieve our goals over the long term. Base salaries provide our executive officers with a degree of financial certainty and stability and also reward individual achievements and contributions.

Cash Bonus

Annual cash incentive awards motivate our executive officers to contribute toward the achievement of corporate goals and objectives. Generally, every employee is eligible to earn an annual cash incentive award, promoting alignment and pay-for-performance at all levels of the organization. The Company does not have a formalized cash incentive award plan, and awards are based on the subjective recommendation of the President and Chief Executive Officer (except as to the President and Chief Executive Officer’s cash bonus) and on the Compensation Committee’s subjective judgment.

Stock Option Awards

Stock option awards are a fundamental element in the Company’s executive compensation program because they emphasize long-term performance, as measured by creation of stockholder value, and align the interests of our stockholders and management. In addition, the Compensation Committee believes they are crucial to a competitive compensation program for executive officers, and they act as a powerful retention tool. In its current pre-commercial state, the Company’s still facing a significant level of risk, but with the potential for a high reward over a period of time, and therefore the Compensation Committee believes that stock incentive awards are appropriate for executive officers. These awards are provided through initial grants at or near the date of hire and through subsequent, periodic grants. The initial grant is typically larger than subsequent, periodic grants and is intended to motivate the officer to make the kind of decisions and implement strategies and programs that will contribute to an increase in our stock price over time. Subsequent periodic stock option awards may be granted to reflect each executive officer’s ongoing contributions to the Company, to create an incentive to remain at the Company, and to provide a long-term incentive to achieve or exceed our corporate goals and objectives. The Company does not have a formula for determining stock option awards. Awards are generally based on the subjective recommendation of the President and Chief Executive Officer and on the Compensation Committee’s subjective judgment. The Compensation Committee does not typically give much weight to the overall levels of stock and stock options owned by the Company’s executive officers and directors. The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for the Company’s executive officers.

At its meeting in November 2016, and as subsequently approved by the Board of Directors in December 2016, in addition approving annual stock option grants as discussed in the preceding paragraph, the Compensation Committee approved supplemental stock option grants to those executive officers who had voluntarily agreed to salary deferrals in order to help conserve the Company’s cash resources. These additional awards were determined using a factor based on the Compensation Committee’s subjective judgment and intended to recognize the individual sacrifice as well as providing additional future incentive.

We currently include solicitation of the say-on-pay vote at each annual meeting of stockholders. At our 2016 annual meeting of stockholders held on June 14, 2016, the say-on-pay proposal was approved.

We believe that the executive compensation information provided in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support the success of our business. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the proxy statement for the Company’s 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Other Matters

Stockholder Proposals

Any proposal which a stockholder intends to present in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) at our next Annual Meeting of Stockholders to be held in 2018 must be received by us on or before December 27, 2017. Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy statement and proxy in 2018. Stockholder proposals submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by us after March 12, 2018. If a stockholder proposal received after March 12, 2018 is considered at the Annual Meeting, the appointed proxies will have discretionary authority to vote on the matter. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements, even if it was not discussed in this proxy statement.

Notice of intention to present a proposal at the 2018 Annual Meeting of Stockholders should be addressed to Corporate Secretary, GeoVax Labs, Inc., 1900 Lake Park Drive, Suite 380, Smyrna, Georgia 30080.

Availability of Annual Report

GeoVax’s Annual Report to Stockholders, containing the Company’s Annual Report on Form 10-K including the Company’s audited financial statements for the year ended December 31, 2016, accompanies this proxy statement but is not a part of the Company’s soliciting materials.

Stockholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for fiscal 2016, filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to: Investor Relations, GeoVax Labs Inc., 1900 Lake Park Drive, Suite 380, Smyrna, Georgia  30080, or contact Investor Relations by telephone at (678) 384-7220 or email at investor@geovax.com. The Company’s Form 10-K is also available online at the Company’s website, www.geovax.com.

Delivery of Documents to Stockholders Sharing an Address

Some banks, brokers or other nominees may participate in the practice of “householding” proxy materials. This means that only one copy of our proxy statement, form of proxy, Annual Report, or Notice of Internet Availability of Proxy Materials, as applicable, may have been sent to multiple stockholders living in the same household. We will promptly arrange for delivery of a separate copy of our proxy statement, form of proxy, Annual Report, or Notice of Internet Availability of Proxy Materials, as applicable, to any stockholder of record who shares with another stockholder an address to which only one copy was delivered upon request made (i) in writing to us at GeoVax Labs, Inc., Attention: Corporate Secretary, 1900 Lake Park Drive, Suite, 380, Smyrna, Georgia 30080, (ii) by calling us at (678) 384-7220, or (iii) via e-mail to investor@geovax.com. Any stockholder who shares with another stockholder an address that receives only one copy of our proxy statement and wishes to receive a separate copy of any such document in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee, or contact us at the above address and telephone number.

By Order of the Board of Directors

Mark W. Reynolds

Corporate Secretary

GEOVAX LABS, INC.

ATTN: CORPORATE SECRETARY

1900 LAKE PARK DRIVE

SUITE 380

SMYRNA, GEORGIA 30080

VOTE BY INTERNET –www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy material electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GEOVAX LABS, INC.

The Board of Directors recommends			For	Withhold	For All	To withhold authority to vote for any individual
you vote FOR the following:			All	All	Except	nominee(s), mark “For All Except” and write the
number(s) of the nominee(s) on the line below.
1.	Election of Directors		☐	☐	☐

Nominees:

	01) David A. Dodd	04) Robert T. McNally
	02) Randal D. Chase	05) Harriet L. Robinson
	03) Dean G. Kollintzas	06) John N. Spencer, Jr

The Board of Directors recommends you vote FOR proposals 2 and 3:		For	Against	Abstain

2.	Ratification of the appointment of Porter Keadle Moore LLC as the independent registered public accounting firm of GeoVax Labs, Inc. for the fiscal year ending December 31, 2017.	☐	☐	☐

3.	Approval on an advisory basis, of the compensation of our Named Executive Officers (as defined in the proxy statement).	☐	☐	☐

NOTE:   And such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,

administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report, Notice and Proxy Statement are available at www.proxyvote.com.

GEOVAX LABS, INC.

This proxy is solicited by the Board of Directors

Annual Meeting of Stockholders

June 5, 2017, 9:00 a.m.

This proxy will be voted as specified by the stockholder. If no specification is made, all shares will be voted "FOR" election of the director nominees and “FOR” approval of the other proposals set forth in the proxy statement. The stockholder represented herein appoints Robert McNally and Mark Reynolds, and each of them, proxies with the power of substitution to vote all shares of Common Stock entitled to be voted by said stockholder at the Annual Meeting of Stockholders of GeoVax Labs, Inc. to be held at the offices of Womble Carlyle Sandridge & Rice, LLP, 271 17th Street, NW, Suite 2400, Atlanta, Georgia 30363, on June 5, 2017 at 9:00 a.m. local time, and in any adjournment or postponement thereof as specified in this proxy.

Continued and to be signed on reverse side